Exhibit 99.1

RAINMAKER SYSTEMS, INC.

EXECUTIVE EMPLOYMENT AGREEMENT

WITH MICHAEL SILTON

2009 Technical Amendment for Compliance

with Section 409A of the Internal Revenue Code

WHEREAS, Rainmaker Systems, Inc. (“Company”) and Michael Silton (“Employee”) entered an Executive Employment Agreement (“Agreement”) dated January 1, 2001; and

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the Code”) imposes a 20% tax plus interest and other penalties on employees who collect compensation, severance pay, or reimbursements pursuant to employment agreements that do not conform with the specific time of payment provisions required under Code Section 409A; and

WHEREAS, the undersigned parties to the Agreement have mutually agreed that the Agreement should be amended, effective January 1, 2009, to comply with Code Section 409A and the final regulations that become effective on such date.

NOW, THEREFORE, the Company and Employee, acknowledging due and adequate consideration for this 2009 Technical Amendment for Compliance with Section 409A of the Internal Revenue Code (the “Amendment”), do hereby agree as follows:

1. Section 1 is amended by deleting its first sentence and inserting the following sentences:

Unless terminated in accordance with Section 4 hereof, the Company agrees to employ Employee as Chief Executive Officer for an initial term ending December 31, 2009. Unless terminated in accordance with Section 4 hereof, this Agreement shall be automatically renewed for an additional one year term at the expiration of the initial term and any subsequent one year term, unless within 30 days of the expiration of the then pending term, one of the parties hereto delivers written notice to the other stating the desire to not renew.

2. Section 2(A) is amended by replacing “in accordance with the Company’s then current payroll practices” with “not less frequently than monthly.”

3. Section 2(A)(ii) is amended by deleting its first sentence and replacing it with the following sentence: “A material reduction in base salary without the consent of the Employee.”

4. Section 2(B) is deleted in its entirety and replaced with the following:

Quarterly Bonus. Employee and Company desire to create a performance-based bonus compensation arrangement. The Company agrees that Employee shall be eligible for a quarterly bonus (the “Bonus”) determined in accordance with the formula established annually by the Board of Directors. The target annual bonus amount (the “Target Annual Bonus Amount”) will be established annually by the Board. It is the intent of the Company and Employee to use this performance-based bonus compensation arrangement to tie a potentially large portion of Employee’s total compensation to the financial performance of the Company. The Bonus formula and Target Annual Bonus amount will be established by the Board each year by January 31. The Target Annual Bonus payment shall be made by the March 15th following the end of the calendar year in which Employee first vests in the right to the bonus.

5. Section 3(A) is amended by deleting the second sentence and replacing it with the following sentence: “The Employee shall apply for all reimbursements hereunder for a particular calendar year not later than forty-five (45) days after it ends, and payment shall occur not later than two and one-half (2  1/2) months after the end of the calendar year to which the reimbursable expenses relate.”

6. Section 3(C) is amended by inserting the following new sentence immediately after its first paragraph:

The Employee shall apply for all reimbursements hereunder for a particular calendar year not later than forty-five (45) days after it ends, and payment shall occur not later than two and one-half (2  1/2) months after the end of the calendar year to which the reimbursable expenses relate.

7. Section 4(A)(ii) is amended by deleting the language at the end of the first sentence “payable in twenty one (21) equal monthly payments” and replacing it with the following language “payable not later than two and one-half months after the end of the calendar year in which the Employee’s employment is terminated.”

8. Section 4(A)(ii) is amended by adding “and restricted shares” after “option shares” in the last sentence, and inserting the following language at the end of the last sentence “(subject to the expiration date of the options).”

Section 4 (A) is amended by adding “(iii) Notwithstanding anything to the contrary in this Agreement, unless a new employment agreement is executed between the parties hereto or this Agreement is renewed pursuant to Section 1 hereof, in the event Employee’s employment is terminated by the Company other than for a reason set forth in Section 4(A) (i), the Company’s obligations to Employee under Section 4 (A) (ii) shall survive such termination.”

9. Everywhere in the Agreement, the phrases “termination of [Employee’s] employment,” or “termination,” shall be replaced with Employee’s “Separation from Service” (as defined under Treasury Regulation § 1.409A-1(h) and any successor thereto) with the

Company or any affiliate. Pursuant to such Treasury Regulation and for purposes of this paragraph:

(a) The term “affiliate” shall have the meaning set forth under Code Sections 414(b) and (c), provided that fifty (50) percent shall replace eighty (80) percent each place it appears (i) in Code Section 1563(a)(1), (2) and (3) for purposes of Code Section 414(b), and (ii) in Treasury Regulation § 1.414(c)-2 for purposes of Code Section 414(c).

(b) A “separation from service” will be deemed to occur if the Company and Employee reasonably anticipate that Employee shall perform no further services for the Company (whether as an employee or an independent contractor) or that the level of bona fide services Employee will perform in the future (whether as an employee or an independent contractor) will permanently decrease to no more than twenty (20) percent of the average level of bona fide services performed (whether as an employee or independent contractor) over the immediately preceding 36-month period.

(c) If Employee is on an authorized, bona fide leave of absence, Employee shall experience a separation from service on the first day of the seventh (7th) month of such leave, unless Employee’s right to reemployment with the Company is provided either by statute or contract. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that Employee will return to perform services for the Company or any of its Affiliates. For purposes of the 36-month period described above, (a) if Employee is on a paid bona fide leave of absence, Employee is treated as providing bona fide services at a level of services equal to that which Employee would have been required to perform to receive the compensation paid during the leave of absence, and (b) unpaid bona fide leaves of absence are disregarded.

9. A new Section 7(G) is added to the Agreement:

Taxes. The Company shall be entitled to withhold taxes from payments it makes pursuant to this Agreement as it reasonably determines to be required by applicable law. Employee shall be solely responsible for all taxes imposed on Employee by reason of the receipt of any amount of compensation or benefits payable to Employee hereunder. The Company shall not have any obligation to pay, mitigate, or protect Employee from any such tax liabilities. If, at the time of Employee’s Termination of Employment, the Employee is a “specified employee” (within the meaning of Code Section 409A and Treas. Reg. §1.409A-3(i)(2)), the Company will not pay or provide any “Specified Benefits” (as defined herein) during the six-month period (the “409A Suspension Period”) beginning immediately after the Employee’s Separation from Service. For purposes of this Agreement, “Specified Benefits” are any amounts or benefits that would be subject to Code Section 409A penalties if the Company were to pay them, pursuant to this Agreement, on account of the Employee’s Separation from Service. Within fourteen (14) days after the end of the 409A Suspension Period, the Company will make a lump sum payment to Employee, in cash, in an amount equal to any payments and benefits that the Company does not make during the 409A Suspension Period. Thereafter, Employee will receive any remaining payments and benefits due pursuant to this Agreement in accordance with the applicable terms of this Agreement (as if there had not been any suspension beforehand).

All payments and benefits being provided pursuant to this Agreement are intended to comply with (or be exempt from) Code Section 409A, and the Company shall have complete discretion to interpret and construe this Agreement and any associated documents in any manner that establishes an exemption from (or otherwise conforms them to) the requirements of Code Section 409A. If, for any reason including imprecision in drafting, the Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Code Section 409A, as demonstrated by consistent interpretations or other evidence of intent, the provision shall be considered ambiguous and shall be interpreted by the Company in a fashion consistent herewith, as determined in the sole and absolute discretion of the Company. The Company reserves the right to unilaterally amend this Agreement without the consent of any Employee in order to accurately reflect its correct interpretation and operation, as well as to maintain an exemption from or compliance with Code Section 409A. Furthermore, with respect to any and all reimbursements to which Employee may be entitled under this Agreement, Employee shall apply for reimbursement not later than one year after incurring the underlying expense, and payment shall occur as soon as practicable thereafter, but not later than two and one-half months after the end of the calendar year in which Employee applies for reimbursement.

10. All other provisions of the Agreement shall remain in full force and effect, subject only to the specific changes set forth above.

[Signature page follows]

WHEREFORE, the undersigned parties to the Agreement hereby agree to and execute this Amendment, effective January 1, 2009.

Rainmaker Systems, Inc.

Date: December 31, 2008	By:	/s/ Robert Leff
	Its	Chairman, Compensation Committee

Employee

Date: December 31, 2008	Printed Name:	Michael Silton
	Signature:	/s/ Michael Silton

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